Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, (File No. 333-157771) and on Form S-8 (File No. 333-100630) of First Industrial, L.P. of our report dated March 1, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.
/s/ PricewaterhouseCoopers LLP

Chicago, IL
March 1, 2010